EXHIBIT 99.1
            Directors and Officers of Aventis Pharmaceuticals Inc. ,
               Aventis Holdings Inc. and Rhone-Poulenc Rorer Inc.

     The following sets forth the name, title, business address, and present principal occupation of each of the directors and executive officers of API as of January 9, 2002. All are citizens of the United States unless otherwise indicated in parentheses under his or her name.


AVENTIS PHARMACEUTICALS INC.

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
Name                         Title                               Address
Daniel Camus                 Chief Financial Officer             Aventis Pharma AG1
(Germany)                    of Aventis Pharma AG                65926 Frankfurt Main
                             and Director of API                 Germany

Frank L. Douglas,            Head of Research and                Aventis Pharma AG
Ph.D., M.D.                  Development of Aventis              65926 Frankfurt Main
                             Pharma AG and Director              Germany
                             of API

Richard J. Markham           Chief Executive Officer             Route 202-206
                             of Aventis Pharma AG                Bridgewater, NJ 08807
                             and Director of API

Thierry Soursac,             Head of Commercial                  Route 202-206
M.D., Ph.D.                  Operations for Aventis              Bridgewater, NJ 08807
                             Pharma AG and Director
                             of API

Gerald P. Belle              President and Chief Executive       300 Somerset Corporate Blvd.
                             Officer and Director of API         Bridgewater, NJ 08807-0800

Susan Ketterman              Vice President, NA                  300 Somerset Corporate Blvd.
                             Human Resources                     Bridgewater, NJ 08807-0800

John R. Leone                Sr. Vice President, US              300 Somerset Corporate Blvd.
                             Commercial Operations               Bridgewater, NJ 08807-0800

Jurgen Lasowski              Vice President, NA Business         300 Somerset Corporate Blvd.
                             Development and Strategy,           Bridgewater, NJ 08807-0800

Pierre Legault               Vice President, Head of NA          300 Somerset Corporate Blvd.
(Canada)                     Finance and Information             Bridgewater, NJ 08807-0800
                             Systems and Chief Financial
                             Officer

Daniel G. Maher              Vice President, Head of NA          10236 Marion Park Drive
                             Industrial Operations               Kansas City, MO 64137

Francois Nader, MD           Vice President, Head of NA          300 Somerset Corporate Blvd.
                             Medical Affairs/Regulatory          Bridgewater, NJ 08807-0800

Charles F. Rouse, III        Vice President, Head of NA          300 Somerset Corporate Blvd.
                             Communications and                  Bridgewater, NJ 08807-0800
                             Community Affairs

Mark R. Shaw                 Vice President, Head of NA          300 Somerset Corporate Blvd.
                             Administrative Services             Bridgewater, NJ 08807-0800
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


Edward H. Stratemeier        Vice President, Head of NA          300 Somerset Corporate Blvd.
                             Legal, Government Affairs           Bridgewater, NJ 08807-0800
                             and Policy/Secretary

Robert J. Carmody            Vice President, North America       300 Somerset Corporate Blvd.
                             Tax                                 Bridgewater, NJ 08807-0800

Gerald Dahling               Senior Vice President,              Route 202-206
                             Global Patents                      Bridgewater, NJ 08807-0800

Charles D. Dalton            Vice President, Legal               Route 202-206
                             Corporate Development/              Bridgewater, NJ 08807-0800
                             Secretary

Thomas Hofstaetter           Senior Vice President,              Route 202-206
                             Corporate Development               Bridgewater, NJ 08807-0800

Claude Ourceyre              Vice President, Corporate           300 Somerset Corporate Blvd.
                             Human Resources -                   Bridgewater, NJ 08807-0800
                             Bridgewater Center

Kirk Schueler                Senior Vice President, Global       Route 202-206
                             Marketing                           Bridgewater, NJ 08807-0800

Errol de Souza               Vice President, Head of             Route 202-206
                             DI&A U.S.                           Bridgewater, NJ 08807-0800

Michael A. Yeomans           Vice President, Global              Route 202-206
                             Business Development                Bridgewater, NJ 08807-0800

Terry G. King                Treasurer                           300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

AVENTIS HOLDINGS INC.

Directors:
----------

Pierre Legault               Director                            300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Edward H. Stratemeier        Director                            300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Robert J. Carmody            Director                            300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ  08807-0800
Officers:
---------

Phillip R. Ridolfi           President                           3711 Kennett Pike, Suite 200
                                                                 Greenville, DE 19807

Joan A. Hanlon               Vice President & Treasurer          3711 Kennett Pike, Suite 200
                                                                 Greenville, DE 19807

Andrea Q. Ryan               Secretary                           3711 Kennett Pike, Suite 200
                                                                 Greenville, DE 19807

RHONE-POULENC RORER INC.

Directors:
----------

Pierre Legault               Director                            300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

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

Robert J. Carmody            Director                            300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ  08807-0800
Officers:
---------

Pierre Legault               President                           300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Charles D. Dalton            Vice President                      Route 202-206
                                                                 Bridgewater, NJ 08807-0800

Edward H. Stratemeier        Vice President                      300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Robert J. Carmody            Vice President/Asst. Treasurer      300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ  08807-0800

Owen K. Ball, Jr.            Secretary                           300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Terry G. King                Treasurer                           300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800
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